UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2025

ALT5 SIGMA CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Spring Road, Suite 102 Las Vegas, NV	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 997-5968

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.001 per share)	ALTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Compensation

ALT5 Sigma Corporation, a Nevada corporation (the “Company”), previously announced that it had appointed Mr. Jonathan Hugh as the Company’s Chief Financial Officer, effective August 13, 2025.

On August 25, 2025, the Company approved the terms of Mr. Hugh’s compensation for 2025, which include a base salary of US $550,000, a target bonus opportunity equal to 100% of his base salary, and a stock award covering 66,667 shares of common stock, which are fully vested, but subject to clawback, on a pro-rated basis, if he voluntarily resigns within a year. The Company intends to enter into an employment agreement with Mr. Hugh and will disclose the terms of that agreement once it is finalized.

Board Composition and Employment Matters

As previously disclosed, in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on August 18, 2025, the Company closed a private placement (the “Private Placement”) and registered direct offering (the “Registered Direct Offering”) on August 12, 2025. Pursuant to the terms of the Private Placement, World Liberty Financial, Inc. (“WLF”) was granted rights to nominate two directors for appointment to the Company’s Board of Directors (the “Board”) and assigned certain observation rights. After discussion with The Nasdaq Stock Market LLC (“Nasdaq”), and in order to comply with Nasdaq’s listing rules, Zachary Witkoff, has accepted his appointment as Chairman of the Board and is the initial nominee to the Board selected by WLF. Both Eric Trump and Zachary Folkman have been designated as observers. Subject to and following the approval of the Company’s stockholders in accordance with Nasdaq’s listing rules, the Board has also approved the appointment of Zachary Folkman, the other nominee to the Board selected by WLF, as a director.

Additionally, as part of the Company’s compliance with the Nasdaq listing rules, Matt Morgan, will serve as a consultant to the Company and is expected to perform the services similar to those of a Chief Investment Officer.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 27, 2025, the Board approved and adopted an amendment to the Company’s Bylaws (as amended to date, the “Bylaws”).

The amendment lowers the quorum requirement contained in Section 2.4 of the Bylaws to provide that holders of thirty-three and one-third percent of the shares outstanding and entitled to vote at a meeting of stockholders, represented either in person or by proxy, shall constitute a quorum for the transaction of business (the “Amendment”). Prior to the Amendment, the Bylaws provided that a quorum at a meeting of stockholders consisted of a majority of the shares outstanding and entitled to vote, represented either in person or by proxy.

The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

Judgment in Rwanda

On August 27, 2025, the Board was made aware that on May 7, 2025, the Intermediate Court of Nyarugenge, Rwanda, rendered a judgment finding ALT 5 Sigma Canada Inc., a subsidiary of the Company, and its former principal, Mr. Andre Beauchesne, criminally liable for offenses including illicit enrichment and money laundering and denied the civil claim brought by Alt 5 Sigma Canada Inc. to obtain access to ALT 5 Sigma Canada Inc.’s funds held in a Rwandan bank to which they were allegedly deprived access. The Rwandan court ordered the imprisonment of Mr. Beauchesne, the imposition of fines against Mr. Beauchesne, the confiscation of ALT 5 Sigma Canada Inc.’s funds totaling approximately US$3.5 million and the dissolution of ALT 5 Sigma Canada Inc. On June 6, 2025, ALT 5 Sigma Canada Inc. and Mr. Beauchesne appealed the judgment to the High Court of Kigali, Rwanda, and the matter remains under judicial review. In the appeal, ALT 5 Sigma Canada Inc. and Mr. Beauchesne dispute the findings of the Intermediate Court in Rwanda, reiterate and continue to maintain that they were the victim of fraud and that they should regain access to ALT 5 Sigma Canada, Inc.’s funds. No assurance can be given as to the outcome of the appeal. The Company and ALT 5 Sigma Canada are actively pursuing all available legal remedies to protect their interests and those of their stakeholders. Further, the Company is actively reviewing the potential impact of the Rwanda judgment on its prior disclosures.

Special Committee

The Board was only recently made aware of the Rwanda judgement and other matters that were not previously disclosed to the Board, neither at the time of the acquisition of Alt5 Sigma, Inc., as reported in the Company’s Current Report on Form 8-K filed with the Commission on May 21, 2024, nor at the time of the Registered Direct Offering and Private Placement. Upon becoming aware of these issues, the Board immediately appointed an independent committee of the Board comprised of three independent directors (the “Special Committee”), and delegated to the Special Committee the authority to review these matters and recommend actions, if any, to be taken by the Company in response thereto.

The matters under review include, but are not limited to, potential misstatements or omissions in the financial statements of the Company and omissions of material information by certain members of management and personnel of the Company. The review is ongoing, and the Board expects all members of management and advisors to the Company to cooperate fully with the review. The Board is committed to taking all necessary actions to address these matters and will provide further updates as appropriate. The Company values its stockholders and wants to have all available data at its disposal to act in accordance with its fiduciary duties. The Committee is working expeditiously to complete the review. The Committee has also appointed counsel and outsider advisors to help conduct the review and will work with the Company’s current auditors to assess the impact on the Company’s financial statements and disclosures.

Virland Johnson Bankruptcy

On August 14, 2025, the Company received a Summons and Complaint in an Adversary Proceeding (the “Complaint”) filed on August 6, 2025 in connection with the Chapter 7 bankruptcy proceeding titled In re Virland Johnson, No. 2:24-bk-00226-BKM, pending in the United States Bankruptcy Court for the District of Arizona and involving the Company’s former Chief Financial Officer, Virland Johnson. The Complaint alleges that Mr. Johnson had been awarded in October 2023 restricted stock units entitling him to receive 329,294 shares of the Company’s common stock under the Company’s 2023 Equity Incentive Plan. According to the Complaint, Mr. Johnson did not disclose the existence of the stock award in his January 11, 2024 Chapter 7 bankruptcy petition or accompanying disclosure schedules. The Complaint alleges that the common stock may not have been delivered to Mr. Johnson, may have been assigned by Mr. Johnson to the Company or another unknown assignee, may have been sold by Mr. Johnson, or may even continue to be held by Mr. Johnson. Through the Complaint, the U.S. Trustee seeks to recover the common stock or, if it is no longer available, the equivalent value from the Company on behalf of the bankruptcy estate. The Company disputes the allegations concerning the Company and will vigorously defend itself against the claims.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the final outcome or duration of the internal investigation, the estimated impact on previously reported financial results and metrics, and the impact on internal control over financial reporting. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results and actions to be materially different from any future results or actions expressed or implied by the forward-looking statements, including, but not limited to, the factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 28, 2024 filed with the Commission on March 28, 2025, as amended on August 12, 2025, as any such factors may be updated from time to time in the Company’s other filings with the SEC, including the Quarterly Report on Form 10-Q for the quarter ended June 28, 2025 filed with the Commission on August 12, 2025. The forward-looking statements in this Current Report on Form 8-K are based upon information available to us as of the date hereof, and while the Company believes such information forms a reasonable basis for such statements, it may be limited or incomplete, and the Company’s statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained in this Current Report on Form 8-K, whether as a result of any new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amendment to the Bylaws of ALT5 Sigma Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALT5 SIGMA CORPORATION

Date: August 29, 2025	By:	/s/ Tony Isaac
Tony Isaac
President and Secretary